Exhibit 10.5

Unitrin, Inc. 1995 Non-Employee Director Stock Option Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of this          day of                     , between UNITRIN, INC., a Delaware corporation (the “Company”), and                             , the (“Option Holder”).

RECITALS

A. The Board of Directors and Shareholders of the Company have adopted the 1995 Non-Employee Director Stock Option Plan.

B. The Plan provides, among other things, for the automatic grant of stock options to non-employee directors of the Company in the amounts and at the times set forth in the Plan.

C. The option granted hereby is not intended to qualify as an “incentive stock option” under §422A of the Internal Revenue Code of 1986, as amended.

D. Terms used herein and not otherwise defined shall have the meanings given to such terms in the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Option. The Company grants to the Option Holder the right and option to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of four thousand (4,000) shares of the Common Stock of the Company (the “Option”) at the purchase price of $             per share, exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the date of this Agreement or such later date as may result from the application of §6 (the “Expiration Date”). This Option is also subject to early termination in accordance with §5.

2. Vesting. The Option Holder may not purchase any shares by exercise of this Option between the date of this Agreement and the first anniversary date hereof. The shares subject to this Option shall become exercisable in full by the Option Holder commencing on the first anniversary date of this Agreement. Subject to earlier termination under §5 or the terms of the Plan and no later than the Expiration Date, the Option Holder may purchase all or any part of the shares subject to this Option which are currently exercisable in the manner and under the terms specified in §3 hereof. The number of shares subject to the Option which the Option Holder may purchase shall be reduced by the number of shares previously purchased by the Option Holder pursuant to the Agreement.

3. Manner of Exercise. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased solely: (i) in cash or by certified, cashier’s or (as funds clear) personal check payable to the order of the Company; (ii) by constructive or actual delivery (as defined in the Plan) of shares of Common Stock of the Company already owned by, and in the possession of, the Option Holder with a fair market value as of the close of business on the date of exercise equal to or greater than the purchase price; (iii) by wire transfer to an account specified by the Company, or (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay such full purchase price (in which case the exercise will be effective upon receipt of such proceeds by the Company). The Company reserves the right to accept shares of stock of the Company in payment of the purchase price of an option only if such shares have been held by the Option Holder for a specified minimum period of time during which such shares were not exchanged to effectuate another option exercise. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than: (i) one hundred (100) shares; or (ii) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

This Option may be exercised: (i) during the lifetime of the Option Holder only by the Option Holder or in the event a guardian or legal representative is appointed during the Option Holder’s lifetime to handle the affairs of the Option Holder, such guardian or legal representative; and (ii) after the Option Holder’s death by his or her transferees by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Option Holder, or such spouse’s successors in interest. If the spouse of the Option Holder shall have acquired a community property interest in this Option, the Option Holder, or the Option Holder’s permitted successors in interest, may exercise the Option on behalf of the spouse of the Option Holder or such spouse’s successors in interest.

4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock on the New York Stock Exchange, as reported by The Wall Street Journal for the Grant Date or date of exercise, as applicable, or if such date is not a business day, for the business day immediately preceding such date, (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

5. Cessation of Services, Death or Permanent Disability. All rights of the Option Holder in this Option shall terminate three (3) months after the date of the termination of Option Holder’s service as a director of the Company for any reason other than: (i) the death of Option Holder; (ii) cessation of services as a director because Option Holder, although nominated by the Board of Directors, is not elected by the shareholders to the Board of Directors; or (iii) retirement of Option Holder because of total and permanent disability as defined in §22(e)(3) of the Internal Revenue Code of 1986, as amended (each of which events is hereafter collectively referred to as a “Termination Event”). If Option Holder ceases to be a director of the Company because of a Termination Event, then this Option shall vest immediately to the extent not already vested and shall expire twelve (12) months (and not three months) after the date of such Termination Event. In the event of Option Holder’s death, any vested, unexercised portion of this Option may be exercised by the person or persons to whom the Option Holder’s rights under the Option shall pass by any reason of the death of the Option Holder, whether by will or by the applicable laws of descent and distribution. However, in no event may the Option be exercised to any extent by anyone after the Expiration Date.

6. Extension of Expiration in Certain Cases. From time to time, the Company may declare “blackout” periods during which directors and covered employees are prohibited from engaging in certain transactions in Company securities. In the event that the scheduled Expiration Date of this Option shall fall within a blackout period that has been declared by the Company and that applies to the Option Holder, then the Expiration Date shall automatically, and without further notice to Option Holder, be extended until such time as fifteen (15) consecutive business days have elapsed after the scheduled Expiration Date without interruption by any blackout period that applied to the Option Holder.

7. Shares to be Issued in Compliance with Federal Securities Laws and Other Rules. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange (or such other exchange(s) or market(s) on which shares of the same class are then listed) and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made. By signing this Agreement, the Option Holder represents and warrants that none of the shares to be acquired upon exercise of this Option will be acquired with a view towards any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, or any applicable “blue sky” laws, and that Option Holder hereby agrees to indemnify the Company in the event of any violation by Option Holder of such Act, rules, regulations or laws.

8. Withholding of Taxes. Upon the exercise of this Option, the Company shall require the Option Holder or the Option Holder’s permitted successor in interest to pay the Company the amount of taxes, if any, which the Company may be required to withhold with respect to such shares.

9. Transferability. This Option and all other rights and privileges granted hereby shall not be transferred, assigned, pledged or otherwise encumbered in any way, whether by operation of the law or otherwise except: by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Option Holder pursuant to any divorce proceedings, settlement or judgment. Upon any attempt so to transfer, assign, pledge, encumber or otherwise dispose of this Option or any other rights or privileges granted hereby contrary to the provisions hereof, this Option and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.

10. Adjustment for Reorganizations, Stock Splits, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option. No fractional shares of stock shall be issued under the Plan on any such adjustment.

11. Participation by Option Holder in Other Company Plans. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other welfare plan or program of the Company or of any subsidiary of the Company in which non-employee directors of the Company are otherwise eligible to participate.

12. No Rights as a Stockholder Until Issuance of Shares. Neither the Option Holder nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until such shares shall have been issued and delivered to (i) Option Holder in the form of certificates, (ii) a brokerage or other account for the benefit of Option Holder either in certificate form or via “DWAC” or similar electronic means, or (iii) a book entry or direct registration account in the name of Option Holder.

13. No Right to Continue as a Director. Nothing herein contained shall be construed as an agreement by the Company, expressed or implied, that Option Holder has a right to continue as a director of the Company for any period of time or at any particular rate of compensation.

14. Agreement Subject to Stock Option Plan. The Option hereby granted is subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Option Holder’s rights under this Option without the prior written consent of the Option Holder. In the event that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.

15. Restorative Stock Options. To the extent the Option Holder is granted a restorative stock option under the Plan pursuant to the exercise of this Option, as evidenced by an optionee Statement issued to the Option Holder, the undersigned Option Holder and his or her spouse agree to be bound by all the terms and conditions of this Option Agreement and the Plan with respect to such restorative option.

16. Execution. This Option has been granted, executed and delivered as of the day and year first above written at Chicago, Illinois, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of Illinois without application of its conflicts of laws and principles.

UNITRIN, INC.	OPTION HOLDER

By:
By his or her signature below, the spouse of the Option Holder agrees to be bound by all of the terms and conditions of the foregoing Option Agreement.

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